                                                                     EXHIBIT 4.1

                               Series Supplement

             Corporate Bond-Backed Trust, Series 1999-BellSouth-1


                                    between


                      Southpoint Structured Assets, Inc.,
                                 as Depositor


                                      and


                        Bank One, West Virginia, N.A.,
                                  as Trustee


                      Corporate Bond-Backed Certificates
                            Series 1999-BellSouth-1


                           Dated as of May 11, 1999


================================================================================

                               TABLE OF CONTENTS

Section 1.     Incorporation of Standard Terms...................................................  2

Section 2.     Definitions.......................................................................  2

Section 3.     Designation of Trust and Certificates.............................................  2

Section 5.     Retained Interests................................................................  2

Section 5.     [Reserved]........................................................................  2

Section 6.     Satisfaction of Conditions to Initial Execution and Delivery of Trust
                Certificates.....................................................................  2

Section 7.     Distributions.....................................................................  2

Section 8.     Trustee's Fees....................................................................  2

Section 10.    Events of Default.................................................................  2

Section 11.    Assignment of Call Warrants and Retained Interests................................  2

Section 12.    Information to Warrantholders and Holders of Retained Interests...................  2

Section 13.    Miscellaneous.....................................................................  2

Section 14.    Notices...........................................................................  2

Section 15.    Governing Law.....................................................................  2

Section 16.    Counterparts......................................................................  2

Schedule I     Underlying Securities Schedule
Schedule II    Description of the Retained Interest

Exhibit A      Standard Terms for Trust Agreements
Exhibit B      Form of Certificate
Exhibit C      Form of Assignment for Retained Interest
Exhibit D      Form of Transferee Letter for Retained Interest

                      CORPORATE BOND-BACKED CERTIFICATES

                               SERIES SUPPLEMENT

                            SERIES 1999-BELLSOUTH-1

     Series Supplement, Series 1999-BellSouth-1, dated as of May 11, 1999 (the "Series Supplement"), by and between Southpoint Structured Assets, Inc., as Depositor (the "Depositor"), and Bank One, West Virginia, N.A., as Trustee (the "Trustee").

                                  WITNESSETH

     Whereas, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Series Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of November 1, 1996 (the "Standard Terms"; together with this Series Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Series Supplement;

     Whereas, the Depositor desires to deposit the BellSouth Security set forth on Schedule I hereto into the Trust (exclusive of the Retained Interest);

     Whereas, in connection with the creation of the Trust, and the deposit therein of the BellSouth Security it is desired to provide for (i) the issuance of the Certificates (the "Certificates") evidencing undivided interests in the Trust and (ii) the retention by the Depositor of the Retained Interest (the "Retained Interest") evidencing the right to receive a portion of the interest payments made on the BellSouth Security; and

     Whereas, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trusts;

     Now, therefore, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

     Section 1. Incorporation of Standard Terms. All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Series Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the transactions described herein.

     Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

     "Available Funds" shall mean the sum of all amounts received on or with respect to the BellSouth Security (including investment income on Eligible Investments associated with the investment of any funds in the Trust) during the preceding Collection Period.

     "Certificates" shall mean those certificates in substantially the form set forth in Exhibit B hereto.

     "Closing Date" shall mean May 11, 1999.

     "Collection Period" shall mean, (i) with respect to each June 15 Distribution Date, the period beginning on the day after the December 15 Distribution Date of the previous year and ending on such June 15 Distribution Date, inclusive, except for the June 15, 1999, Distribution Date, as to which the Collection Period shall be the period beginning on Closing Date and ending on such June 15, 1999, Distribution Date, inclusive and, (ii) with respect to each December 15 Distribution Date, the period beginning on the day after the June 15 Distribution Date of that year and ending on such December 15 Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 13(f) hereof.

     "Corporate Trust Office" shall mean the office of Bank One West Virginia, N.A. located at 707 Virginia Street East, 2nd Floor, Charleston, West Virginia 25301, Attention: Corporate Trust Department.

     "Currency" shall mean United States dollars.

     "Cut-off Date" shall mean May 11, 1999.

     "Deceased Holder" shall mean a deceased person who was, during his lifetime, entitled to substantially all of the beneficial interests of ownership of a Certificate. For purposes of this definition, a Certificate held by tenants by the entirety, joint tenants or tenants in common is considered to be held by a single holder. However, a Certificate held by a trustee is considered to be held by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein. Also for purposes of these limitations, the death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the holder of the Certificate and the entire principal amount of the Certificate so held will be subject to priority in redemption, and the death of a beneficiary of a trust will be deemed to be the death of the holder of a Certificate held by the trustee of the trust to the extent of such beneficiary's beneficial interest in such Certificate. A Deceased Holder will be deemed to be the holder of such Certificate to the extent of his beneficial interest therein, regardless of the registered Certificateholder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife and in trust arrangements and certain other arrangements where a person has substantially all of the Certificateholdership interest in the Certificate during his or her lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Certificate and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

     "Depository" shall mean The Depository Trust Company.

     "Distribution Date" shall mean June 15 and December 15 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on June 15, 1999 and ending on the earlier of the Final Scheduled Distribution Date or the date that all Certificates have been redeemed.

     "Eligible Account" shall have the meaning specified in the Standard Terms.

     "Eligible Investments" shall any investment acceptable to the Rating Agency as being consistent with the rating of the Certificates. Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

     "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), and (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable.

     "Final Scheduled Distribution Date" shall mean June 15, 2033.

     "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including the Cut-off Date) to but excluding the current Distribution Date.

     "Interest Strip" shall mean on any Distribution Date accrued but unpaid interest equal to the outstanding principal amount of the BellSouth Security multiplied by the difference between the 7 1/2% interest rate on the BellSouth Security and the then current Pass-Through Rate for the Certificates minus an amount equal to the Ordinary Expenses due and payable for such Distribution Date.

     "Ordinary Expenses" shall mean the compensation due the Trustee for Ordinary Expenses (as defined in the Standard Terms), which shall be fixed in an amount of $600 per Distribution Date and paid as set forth in Section 7 hereof.

     "Pass-Through Rate" shall mean from issuance through June 14, 2003, 6.25% per annum; from June 15, 2003, through December 14, 2008, 6.75% per annum; and from December 15, 2008, through June 2033, 7.25% per year.

     "Prospectus Supplement" shall mean the Prospectus Supplement, dated May 6, 1999, relating to the Certificates.

     "Rating Agency" shall mean S&P.

     "Record Date" shall mean the day immediately preceding each Distribution Date.

     "Redemption Date" shall mean a Distribution Date.

     "Required Rating" shall mean "AAA," as assigned by S&P as of the Closing Date.

     "Retained Interest" shall mean the right to receive, on any Distribution Date on and after the date that the principal amount of the Certificates equals the principal amount of the BellSouth Security, the Interest Strip. Collections in respect of the Retained Interest shall be deposited in the Certificate Account for the Certificates.

     "Retained Interestholder" shall mean initially the Depositor and upon assignment thereof the holder of the Retained Interest.

     "S&P" shall mean Standard & Poor's Ratings Services, a subsidiary of The McGraw-Hill Companies, Inc.

     "Series" shall mean Series 1999-BellSouth-1.

     "Trust Property" shall mean (i) the Underlying Security described on
Schedule I (exclusive of the Retained Interest) hereto; (ii) all payments on or collections in respect of such Underlying Security accrued on or after the Cut-off Date (exclusive of the Retained Interest) together with any proceeds thereof; and (iii) all funds from time to time deposited with the Trustee relating to the Certificates and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

     "BellSouth Security" or "Underlying Security" shall mean the BellSouth Telecommunications, Inc. Forty Year 7 1/2% Debentures listed on the Underlying Securities Schedule attached hereto as Schedule I.

     "Underlying Securities Issuer" shall mean BellSouth Telecommunications,
Inc.

     "Voting Rights" shall, in the entirety, be allocated separately to the Certificateholders in proportion to the then outstanding principal balances of the Underlying Securities and their respective Certificates, respectively.

     Section 3. Designation of Trust and Certificates. (a) The Trust created hereby shall be known as the "Corporate Bond-Backed Trust, Series
1999-BellSouth-1" and the Certificates evidencing certain undivided ownership interests therein shall be known as "Corporate Bond-Backed Certificates, Series 1999-BellSouth-1."

     (b) It is the intention of all of the parties hereto that the transfer of the Trust Property hereunder and under the Standard Terms shall constitute a sale and the Trust created hereunder and thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation
Section 301.7701-4 and a grantor trust under the Internal Revenue Code of 1986, as amended, and all parties hereto and thereto agree to treat the Trust, any distributions therefrom and the beneficial interest in the Certificates consistently with such characterization. The provisions of this Trust Agreement shall be interpreted consistently with such characterization.

     (c) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B. The Certificates shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.

     Section 4.  Redemption.  (a)  Redemption Fund.  The Trustee shall establish
                                   ---------------
a separate Account to be designated the "Series 1999-BellSouth-1 Redemption Fund" (the "Redemption Fund"). Moneys on deposit in the Redemption Fund shall be held by the Trustee under the Trust Agreement and paid out by the Trustee solely as provided in Section 4(b) herein; provided, however, that after such payment as provided in Section 4(b), any moneys remaining in the Redemption Fund shall be promptly released and distributed to the Depositor.

     (b)  Payments from Redemption Fund.  On each Redemption Date, the Trustee
          -----------------------------
shall apply, after deposit of funds, if any, under Section 7 hereof, available funds in the Redemption Fund as follows:

     (i) to redeem Certificates beneficially owned by the estates of Deceased Holders, subject to a limitation of $100,000 principal amount of Certificates beneficially owned by any one Deceased Holder;

     (ii) to redeem Certificates registered in the name of other Certificateholders, subject to a limitation of $10,000 principal amount of Certificates beneficially owned by any one
            Certificateholder;

     (iii) to redeem Certificates beneficially owned by the estates of Deceased Holders in excess of such $100,000 limitation;

     (iv) to redeem Certificates registered in the name of other Certificateholders in excess of such $10,000 limitation;

     (v) to redeem Certificates pursuant to the mandatory redemption provisions of Section 4(c) hereof; and

     (vi) on the date that all Certificates have been redeemed, the remainder of funds to the Depositor.

     provided, however, that (1) redemptions of Certificates will be made only in principal amounts of $1,000 or integral multiples thereof and (2) redemptions will be made only to the extent funds are available in the

Redemption Fund as of such Redemption Date. Within any of the above categories, Certificates will be redeemed in the order of receipt of requests for redemption. The Trustee may establish such procedures as it deems fair and equitable to establish the order of receipt of requests received on the same day. The redemption price for the Certificates so redeemed will be 100% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date.

     (c) Mandatory Redemption.  In the case of redemption of less than all
         ---------------------
Certificates at the time outstanding, the Certificates to be redeemed shall be selected by random lot. On the first Business Day of the month in which the Redemption Date occurs (each, an "Accounting Date"), the Trustee will determine the amount of Certificates for which requests for redemption have been accepted through the related Tender Date (as hereinafter defined) and, thereby, determine the principal amount, if any, of Certificates that will be subject to mandatory redemption on the next Redemption Date. The Trustee shall notify DTC, and DTC will allocate any amounts of Certificates to be subject to mandatory redemption among DTC Participants by random lot in accordance with DTC's rules and procedures, based upon the assumption that each DTC Participant holds individual $1,000 Certificates aggregating the full amount of that DTC Participant's holdings. DTC shall notify those DTC Participants whose holdings have been selected for mandatory redemption on or before the Redemption Date on which Certificates are to be redeemed. DTC Participants will then determine the Certificateholders (or other indirect participants acting on behalf of Certificateholders through such DTC Participants) whose Certificates have been redeemed and will forward the mandatory redemption payment of the Certificates to such Certificateholders or indirect participants. No notice of redemption will be given to Certificateholders prior to the respective Redemption Dates on which their Certificates are redeemed.

     (d) Requests for redemption.  Redemptions pursuant to Section 4(b)(i)-(iv)
         ------------------------
hereof shall only be made with respect to Certificateholders who have properly requested redemption under this section. A request for redemption may be initiated by delivering the following items to the Trustee on or before the last day of the month preceding the month in which the Redemption Date occurs (each, a "Tender Date") (1) a written request for redemption in form satisfactory to the Trustee by the Certificateholder, or his legal representative, with appropriate evidence of authority; (2) notice of the principal amount of Certificates to be redeemed or, in the case of Definitive Certificates, the certificate or certificates representing the Certificate or Certificates for which redemption is being requested, and (3) in the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers requested by the Trustee.

     Subject to certain priorities of Deceased Holders and certain other limitations, Certificates shall be redeemed in the order that timely requests for redemption are received by the Trustee (as evidenced by the time-stamp placed on such requests by the Trustee at the time of receipt). Requests for redemptions received in proper form will be accepted by the Trustee only to the extent funds are available in the Redemption Fund as described above. Requests for redemption made after the Tender Date for a given Redemption Date, and requests for redemption received in a timely manner but not accepted in respect of a given Redemption Date, will be treated as requests for redemption on the next succeeding Redemption Date and each succeeding Redemption Date thereafter until the request is accepted or is withdrawn as described in the following paragraph. Certificates submitted with a request for redemption will be held by the Trustee until the request has been accepted or has been withdrawn and will continue to bear interest until redeemed. Certificates, or portions thereof in integral multiples of $1,000 principal amount, which have been accepted for redemption shall become due and payable on the applicable Redemption Date and shall cease to bear interest on such Redemption Date.

     Any Certificateholder who has requested redemption may withdraw his request at any time by causing delivery of written notice of withdrawal to the Trustee. If such written notice has not been received on or before the Tender Date for a given Redemption Date, the previously made redemption request will be irrevocable with respect to the acceptance of Certificates for redemption on such given Redemption Date.

     The procedures to be used to determine the priority of requests for redemption may be revised from time to time by the Trustee. Until redeemed Certificates held for future redemption will continue to earn interest at the appropriate Pass-Through Rate.

     (e)  Cancelled Certificates.  All Certificates that have been redeemed
          -----------------------
shall be cancelled by the Trustee and disposed of by the Trustee. A cancelled Certificate shall not be reissued and a counterpart of the certificate evidencing its disposition shall be furnished by the Trustee to the Depositor.

     Section 5. Retained Interest. (a) The Trust Property does not include the Retained Interest. The transfer and exchange of the Retained Interest shall be administered by the Trustee on behalf of the Depositor.

          (b) The Retained Interest will be uncertificated and shall be as described in Schedule V attached hereto. The Retained Interest will be retained by the Depositor and may be transferred by the Depositor or a Retained Interestholder to another party in accordance with the provisions of Section 11 hereof at the sole option of the Depositor or the Retained Interestholder, as applicable, without the consent of the Certificateholders or any other party. The beneficial ownership interest in the Retained Interest will be recorded on the records of the Trustee. Notwithstanding any other provision of this Trust Agreement, the Trustee shall not agree to any amendment or modification of this Trust Agreement (including the Standard Terms) which would adversely affect in any material respect the holder of a Retained Interest without the consent of such holder.

     Section 6. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

          (i) the Underlying Securities set forth on the Underlying Securities Schedule; and

          (ii) a letter from the Rating Agency indicating that they have assigned the Required Rating to the Certificates.

     Section 7. Distributions. (a) On each Distribution Date prior to the date that the principal amount of the Certificates equals the principal amount of the BellSouth Security, the Trustee shall apply Available Funds in the Certificate Account as follows (subject to SECTION 7(c) below):

            (i) first, to the Trustee in an amount equal to the Ordinary
     Expenses;

            (ii) second, to the Certificateholders, the Required Interest and to the Depositor, the Initial Accrued Interest;

            (iii)  third, to the Redemption Fund, the Interest Strip; and

            (iii) fourth, to the Certificateholders, Required Principal, if any.

       (b) On each Distribution Date on and after the date that the principal amount of the Certificates equals the principal amount of the BellSouth Security, the Trustee shall apply Available Funds in the Certificate Account as follows (subject to SECTION 7(c) below):

            (i) first, to the Trustee in an amount equal to the Ordinary
     Expenses;

            (ii) second, to the Certificateholders, the Required Interest;

            (iii)  third, to the Retained Interest, the Interest Strip; and

            (iii) fourth, to the Certificateholders, Required Principal, if any.

       (c) Amounts recovered in respect of the Underlying Securities following a default by the Underlying Securities Issuer shall, to the extent allocable to interest, be distributed in accordance with the provisions of
Section 7(a)(i), and, to the extent allocable to principal, in accordance with the provisions of Section 7(a)(ii).

          Section 8. Trustee's Fees. (a) As compensation for its services hereunder, the Trustee shall be entitled to payment for Ordinary Expenses. The Ordinary Expenses shall be paid to the Trustee as provided in Section 7 hereof.

       (b) Extraordinary Trust Expenses shall not be paid out of the Trust Property unless (i) such Extraordinary Trust Expenses relate to a time when the Underlying Securities Issuer was in default of any payment obligation under the Underlying Securities, or (ii) Certificateholders representing 100% of the aggregate Voting Rights of the Certificates have voted to require the Trustee to incur such Extraordinary Trust Expenses.

        Section 9.  [Reserved].

       Section 10. Events of Default. Within 3 Business Days of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders and the holders of the Retained Interest, transmitted by facsimile communication, of all such uncured or unwaived Events of Default known to it.

       Section 11. Assignment of Retained Interest. The Retained Interestholder may assign the Retained Interest pursuant to an assignment substantially in the form of Exhibit C hereto. Any such assignee may enforce the assigned Retained Interest directly against the Trustee as if such assignee had been an original party to this Series Supplement. Notwithstanding anything else contained herein, the Trustee shall only acknowledge and record such assignment of Retained Interest upon receipt of a transferee letter in substantially the form of Exhibit D hereto or an opinion of counsel acceptable to the Trustee to the effect that such assignment does not require registration of such Retained Interest under the Securities Act of 1933, as amended.

       Section 12. Information to Holders of Retained Interests. The Trustee shall furnish to any holder of a Retained Interest or any prospective purchasers thereof, upon request, the information specified in, and meeting the requirements of Rule 144A(d)(4) of the Securities Act of 1933, as amended.

       Section 13. Miscellaneous.  (a) The provisions of Section 3.04, 3.06 and
4.04 of the Standard Terms shall not apply to the Certificates.

       (b) The provisions of Article VIII, Market Agent, of the Standard Terms shall not apply to the Certificates.

       (c) The Trustee shall forward reports to Certificateholders pursuant to Section 4.03 of the Standard Terms to the New York Stock Exchange.

       (d)   [Reserved].

       (e) In any conflict between the provisions of the Prospectus Supplement and this Agreement (including the Standard Terms), the provisions of the Prospectus Supplement shall prevail. Any affirmative statement of rights or obligations of Certificateholders or the parties hereto included in the Prospectus Supplement shall be deemed to be included herein.

       (f) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, proportionately to the ratio of their respective entitlements to interest.

       (g) In any conflict between the provisions of this Series Supplement and the Standard Terms, the provisions of this Series Supplement shall control.

       (h) The Trustee shall prepare any tax returns or other forms required to be filed by the Trust. So long as no applicable statute, Treasury regulation or applicable Internal Revenue Service ruling or other administration pronouncement requires to the contrary, all such tax returns shall be prepared in a manner consistent with tax information reporting positions described in the Prospectus prepared in connection with the Certificates dated May 6, 1999.

       Section 14. Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

     If to the Depositor, to:

                          Southpoint Structured Assets, Inc.
                          50 North Front Street
                          Memphis, Tennessee  38103
                          Attention: President
                          Telephone: (901) 524-4100
                          Facsimile: (901) 579-4430


     If to the Trustee, to:

                          Bank One West Virginia, N.A.
                          707 Virginia Street East, 2nd Floor
                          Charleston, West Virginia  25301
                          Attention: Corporate Trust Department
                          Telephone: (304) 348-5667
                          Facsimile: (304) 348-7978

     If to the Rating Agencies, to:

                          Standard & Poor's

                          55 Water Street
                          38/th/ flr
                          New York, New York  10041
                          Attention: Public Finance Structured Group
                          Telephone: (212) 438-2051
                          Facsimile: (212) 438-2152

     If to the New York Stock Exchange, to:

                          New York Stock Exchange, Inc.
                          20 Broad Street
                          New York, New York  10005
                          Attention: Michael Hyland
                          Telephone: (212) 656-5868
                          Facsimile: (212) 656-6919

       Section 15. Governing Law. This Series Supplement and the transactions described herein shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed within the State of New York, without giving effect to the choice of laws provisions thereof.

       Section 16. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                     SOUTHPOINT STRUCTURED ASSETS, INC.,
                                     as Depositor





                                     By ____________________________________
                                        Name:  C. David Ramsey
                                        Title:  President



                                     BANK ONE WEST VIRGINIA, N.A., not in its
                                        individual capacity but solely as
                                        Trustee on behalf of the Corporate Bond-
                                        Backed Trust, Series 1999-BellSouth-1





                                     By ____________________________________
                                        Name:  Lorene Mullins
                                        Title: Senior Trust Officer

                                  SCHEDULE I

                            SERIES 1999-BELLSOUTH-1

                        UNDERLYING SECURITIES SCHEDULE

     BellSouth Security: BellSouth Telecommunications, Inc. Forty Year 7 1/2% Debentures

     Principal Amount Deposited: $10,000,000

     Original Issue Date: June 15, 1993

     Maturity Date: June 15, 2033

     Principal Payment Date: June 15, 2033

     Interest Rate: 7 1/2%

     Interest Payment Dates: June 15 and December 15

     Initial Accrued Interest: $_______

     Redemption Dates: In whole or in part at any time on or after June 15,
2003

     Redemption Prices: As set forth in Appendix A to this Schedule I

     Form of Underlying Securities: Book-entry, maintained in the book-entry system operated by The Depository Trust Company

                           APPENDIX I TO SCHEDULE A


-----------------------------------------------------------------------
  If redeemed during the                Redemption Price (%)
 twelve months ending
 June 14
-----------------------------------------------------------------------
           2004                               104.75
-----------------------------------------------------------------------
           2005                               104.51
-----------------------------------------------------------------------
           2006                               104.27
-----------------------------------------------------------------------
           2007                               104.04
-----------------------------------------------------------------------
           2008                               103.80
-----------------------------------------------------------------------
           2009                               103.56
-----------------------------------------------------------------------
           2010                               103.32
-----------------------------------------------------------------------
           2011                               103.09
-----------------------------------------------------------------------
           2012                               102.35
-----------------------------------------------------------------------
           2013                               102.61
-----------------------------------------------------------------------
           2014                               102.37
-----------------------------------------------------------------------
           2015                               102.14
-----------------------------------------------------------------------
           2016                               101.90
-----------------------------------------------------------------------
           2017                               101.66
-----------------------------------------------------------------------
           2018                               101.42
-----------------------------------------------------------------------
           2019                               101.19
-----------------------------------------------------------------------
           2020                               100.95
-----------------------------------------------------------------------
           2021                               100.71
-----------------------------------------------------------------------
           2022                               100.47
-----------------------------------------------------------------------
           2023                               100.24
-----------------------------------------------------------------------

     And thereafter at 100%.

                                  SCHEDULE II

         DESCRIPTION OF THE SERIES 1999-BELLSOUTH-1 RETAINED INTEREST

     The holder of the Retained Interest will retain the right with respect to the BellSouth Security to receive from payments received on the BellSouth Security on each Distribution Date on and after the date that the principal amount of the Certificates equals the principal amount of the BellSouth Security, a distribution equal to the outstanding principal amount of the BellSouth Security multiplied by the difference between the 7 1/2% interest rate on the BellSouth Security and the then current Pass-Through Rate for the Certificates (the "Interest Strip"). The rights of the holder of the Retained Interest to the Interest Strip is of equal priority with the rights of the Certificateholders to receive distributions of interest.

     The Retained Interest will be retained by the Depositor and may be transferred by the Depositor or a Retained Interestholder to another party in accordance with the provisions of the Series Supplement at the sole option of the Depositor or the Retained Interestholder without the consent of the Certificateholders or any other party. The beneficial ownership interest in the Retained Interest will be recorded on the records of the Trustee. On each Distribution Date, payments will be made on the Retained Interest by wire transfer to the account of the holder thereof on the related Record Date as specified in written instructions to the Trustee. The Trustee shall not agree to any amendment or modification of the Standard Terms or the Series Supplement which would adversely affect in any material respect the holder of the Retained Interest without the consent of the holder of the Retained Interest.

                                   EXHIBIT A


                      STANDARD TERMS FOR TRUST AGREEMENTS

                                   EXHIBIT B

                              FORM OF CERTIFICATE

R-__                                         $________


                                        CUSIP No. 844653AC9

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This Certificate represents a fractional undivided interest in the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the depositor or the Trustee or any of their respective affiliates. Neither this Certificate or the trust assets are insured or guaranteed by any governmental agency or any other person.

                    Southpoint Structured Assets, Inc.
                    Corporate Bond-Backed Certificates
                    Series 1999-BellSouth-1,
                    $_________ Certificate Principal Balance
                    6.25% Initial Interest Rate

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $10,000,000 in aggregate principal amount of BellSouth Telecommunications, Inc. Forty Year 7 1/2% Debentures and all payments received thereon (exclusive of the

Retained Interest), deposited in trust by Southpoint Structured Assets, Inc. (the "Depositor").

     This certifies that _______ is the registered owner of ____________ Dollars non-assessable, fully-paid, fractional undivided interest in the Corporate Bond-Backed Trust, Series 1999-BellSouth-1, (the "Trust"), formed by the Depositor.

                                     B-1-2

     The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of November 1, 1996 (the "Standard Terms"), between the Depositor and Bank One, West Virginia, N.A., a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, Series 1999-BellSouth-1, dated as of May 11, 1999 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as the "Corporate Bond-Backed Certificates, Series 1999-BellSouth-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) the Underlying Security described in the Trust Agreement (exclusive of the Retained Interest); (ii) all payments on or collections in respect of the Underlying Security accrued on or after May 11, 1999 (the "Cut-off Date") together with any proceeds thereof; and (iii) all funds from time to time deposited with the Trustee relating to the Certificates and any investments thereof, together with any and all income, proceeds and payments with respect thereto (the "Trust Property").

     Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated with respect to the Certificates in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of

                                     B-1-3
the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Security is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

     As provided in the Series Supplement, the "Pass-Through Rate" for the Certificate shall be from issuance through June 14, 2003, 6.25% per annum; from June 15, 2003, through December 14, 2008, 6.75% per annum; and from December 15, 2008, through June 2033, 7.25% per year.

     Principal payments on this Certificate will be made, to the extent of available funds, in the form of redemptions as explained below on each June 15 and December 15, commencing December 15, 1999 (each, a "Redemption Date"). The aggregate principal amount of this Certificate redeemed on each Redemption Date shall be the maximum principal amount of this Certificate which may be redeemed from funds then on deposit in the Redemption Fund. On each Redemption Date, the amount to be deposited into the Redemption Fund will be calculated as described in the Series Supplement.

     Funds on deposit in the Redemption Fund will be applied first to redemption of this Certificate at the request of beneficial owners of this Certificate ("Beneficial Owner") and then to mandatory redemption of this Certificate under the circumstances described hereafter.

     All redemptions will be made at 100% of the principal amount redeemed plus accrued and unpaid interest to the Redemption Date.

     Subject to the limitations discussed below, any Beneficial Owner has the right to request the redemption of this Certificate prior to maturity unless the Certificates have been declared due and payable by reason of an Event of Default under the Trust Agreement. Such redemptions will be made to the extent of available funds on each Redemption Date. On each Redemption Date, redemptions will be made in accordance with Beneficial Owners' requests in the order of priority described below, subject to the

                                     B-1-4
limitations that (a) redemptions of this Certificate will be made only in principal amounts of $1,000 or integral multiples thereof and (b) redemptions will be made only to the extent funds are available in the Redemption Fund as of such Redemption Date.

     On each Redemption Date, subject to the above limitations, the Trust will redeem this Certificate to the extent redemption has been requested in the following order: (a) Certificates beneficially owned by the estates of Deceased Holders, subject to a limitation of $100,000 principal amount of Certificates beneficially owned by any one Deceased Holder; (b) Certificates beneficially owned by other Beneficial Owners, subject to a limitation of $10,000 principal amount of Certificates beneficially owned by any one Beneficial Owner; (c) Certificates beneficially owned by the estates of Deceased Holders in excess of such $100,000 limitation; and (d) Certificates beneficially owned by other Beneficial Owners in excess of such $10,000 limitation.

     Within any of the above categories, this Certificate will be redeemed, but only to the extent moneys are on deposit in the Redemption Fund, in the order of receipt of requests for redemption. The Trustee may establish such procedures as it deems fair and equitable to establish the order of receipt of requests received on the same day.

     "Deceased Holder" shall mean a deceased person who was, during his lifetime, entitled to substantially all of the beneficial interests of ownership of a Certificate. For purposes of this definition, a Certificate held by tenants by the entirety, joint tenants or tenants in common is considered to be held by a single holder. However, a Certificate held by a trustee is considered to be held by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein. Also for purposes of these limitations, the death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the holder of the Certificate and the entire principal amount of the Certificate so held will be subject to priority in redemption, and the death of a beneficiary of a trust will be deemed to be the death of the holder of a Certificate held by the trustee of the trust to the extent of such beneficiary's beneficial interest in such Certificate. A Deceased Holder will be deemed to be the holder of such Certificate to the extent of his beneficial interest therein, regardless of the

                                     B-1-5
registered Certificateholder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife and in trust arrangements and certain other arrangements where a person has substantially all of the Certificateholdership interest in the Certificate during his or her lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Certificate and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

     A Beneficial Owner may request redemption by delivering the following items to the Trustee on or before the last day of the month preceding the month in which the Redemption Date occurs (each, a "Tender Date"): (a) a written request for redemption in form satisfactory to the Trustee by the Beneficial Owner, or his legal representative, with appropriate evidence of authority; (b) notice of the principal amount of this Certificate to be redeemed, and (c) in the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers requested by the Trustee.

     Subject to certain priorities of Deceased Holders and certain other limitations, Certificates will be redeemed in the order that timely requests for redemption are received by the Trustee (as evidenced by the time-stamp placed on such requests by the Trustee at the time of receipt). Requests for redemptions received in proper form will be accepted by the Trustee only to the extent funds are available in the Redemption Fund as described above. Requests for redemption made after the Tender Date for a given Redemption Date, and requests for redemption received in a timely manner but not accepted in respect of a given Redemption Date, will be treated as requests for redemption on the next succeeding Redemption Date and each succeeding Redemption Date thereafter until the request is accepted or is withdrawn as described in the following paragraph. This Certificate will be held by the Trustee until the request has been accepted or has been withdrawn and will continue to bear interest until redeemed. Certificates, or portions thereof in integral multiples of $1,000 principal amount, which have been accepted for redemption shall become due and payable on the

                                     B-1-6
applicable Redemption Date and shall cease to bear interest on such Redemption Date.

     Any Beneficial Owner who has requested redemption may withdraw his request at any time by causing delivery of written notice of withdrawal to the Trustee. If such written notice has not been received on or before the Tender Date for a given Redemption Date, the previously made redemption request will be irrevocable with respect to the acceptance of Certificates for redemption on such given Redemption Date.

     The procedures to be used to determine the priority of requests for redemption may be revised from time to time by the Trustee.

     On each Redemption Date following the issuance of the Certificates, the Trust is obligated to redeem Certificates on a mandatory basis to the extent that the amount in the Redemption Fund on such Redemption Date exceeds the aggregate amount of all redemptions to be made at the request of Beneficial Owners.

     On the first Business Day of the month in which the Redemption Date occurs (each, an "Accounting Date"), the Trustee will determine the amount of Certificates for which requests for redemption have been accepted through the related Tender Date and, thereby, determine the principal amount, if any, of Certificates that will be subject to mandatory redemption on the next Redemption Date. The Trustee will notify DTC, and DTC will allocate any amounts of Certificates to be subject to mandatory redemption among DTC Participants by random lot in accordance with DTC's rules and procedures, based upon the assumption that each DTC Participant holds individual $1,000 Certificates aggregating the full amount of that DTC Participant's holdings. DTC shall notify those DTC Participants whose holdings have been selected for mandatory redemption on or before the Redemption Date on which Certificates are to be redeemed. DTC Participants will then determine the Beneficial Owners (or other indirect participants acting on behalf of Beneficial Owners through such DTC Participants) whose Certificates have been redeemed and will forward the mandatory redemption payment of the Certificates to such Beneficial Owners or indirect participants. No notice of redemption will be given to Beneficial Owners prior to the respective Redemption Dates on

                                     B-1-7
which their Certificates are redeemed. The redemption price will be 100% of the principal amount of the Certificates so redeemed plus accrued and unpaid interest to the Redemption Date on which such Certificates are redeemed.

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

     Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                     B-1-8

     The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Security, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent in made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples of $1,000 in excess thereof.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee at 707 Virginia Street East, 2nd Floor, Charleston, West Virginia 25301, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is the Trustee.

                                     B-1-9

     No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4 and a grantor trust under the Internal Revenue Code of 1986, as amended, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

     The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

     The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Certificateholders and retirement of the Underlying Security, and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

     An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (any such, a "Plan") may purchase Certificates if either (i) the Underwriter is able to confirm the

                                    B-1-10
existence of at least 100 independent purchasers or (ii) the Plan can represent that its purchase of the Certificates would not be prohibited under ERISA or the Code.

                                    B-1-11

     In Witness Whereof, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                                    Corporate Bond-Backed
                                                    Trust, Series 1999-
                                                    BellSouth-1

                                                    By: Bank One West
                                                        Virginia, N.A., not in
                                                        its individual capacity
                                                        but solely as Trustee,

                                                    By__________________________
                                                      Authorized Officer

Dated:  May 11, 1999



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates described in the Trust Agreement referred to herein.

                                                    By: Bank One West
                                                        Virginia, N.A., not in
                                                        its individual capacity
                                                        but solely as Trustee,

                                                    By__________________________
                                                      Authorized Officer

                                    B-1-12

                                  ASSIGNMENT

     For value received the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER
IDENTIFYING NUMBER OF
ASSIGNEE


________________________________________________________________________________
     (Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________Attorney
to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                                   _____________________________
                                                   Signature Guaranteed:

                                                   _____________________________

*Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                   EXHIBIT C

                    FORM OF ASSIGNMENT OF RETAINED INTEREST

     _________________________________ (the "Assignor"), for and in
consideration of the good and valuable consideration in hand paid by _____________________________ (the "Assignee"), the receipt and sufficiency of which consideration are hereby confessed and acknowledged by Assignor, does hereby transfer, assign, sell, set over and deliver, unto Assignee, all of Assignor's right, title and interest in and to that certain Series 1999-BellSouth-1 Retained Interest.

     Executed this __ day of _______________________


                                            [Assignor]


                                            By__________________________________
                                              Name______________________________
                                              Title_____________________________

Acknowledged and agreed to:

[Assignee]


By_______________________________
  Name __________________________
  Title__________________________

                                ACKNOWLEDGEMENT

     The undersigned hereby acknowledges the assignment from the Assignor to the Assignee of the Assignor's rights with respect to the assigned Retained Interest and hereby agrees that the Assignee has all the rights of a Retained Interestholder (as defined in the Series Supplement) described in the Series Supplement with respect to such Retained Interest, such rights being enforceable directly by the Assignee as if it were an original party to the Series Supplement.


                                             Bank One, West
                                                Virginia, as Trustee


                                             By
                                               Name_____________________________
                                               Title____________________________

                                   EXHIBIT D

                FORM OF TRANSFEREE LETTER FOR RETAINED INTEREST

                                     [Date]

Southpoint Structured Assets, Inc.
50 North Front Street
Memphis, Tennessee  38103
Bank One, West Virginia, N.A.
707 Virginia Street East
2nd Floor
Charleston, WV  25301

     Re:  Transfer of Series 1999-BellSouth-1 Retained Interest

Ladies and Gentlemen:

     In connection with the proposed acquisition of the above-captioned Series 1999-BellSouth-1 Retained Interest by the undersigned pursuant to Section 11 of the Series Supplement dated as of May 11, 1999, between Bank One, West Virginia, N.A., as trustee, and Southpoint Structured Assets, Inc., and Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned hereby represents the following (check the appropriate boxes):

A. The undersigned is a "qualified institutional buyer" under Rule 144A(a)(1) of the Securities Act because the undersigned is:

     (i) One of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

[_] (A) Any insurance company as defined in Section 2(13) of the Securities Act;

[_] (B) Any investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") or any business development company as defined in
               Section 2(a)(48) of the Investment Company Act;

[_] (C) Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
               (d) of the Small Business Investment Act of 1958, as amended;

[_] (D) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

[_] (E) Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

[_] (F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraphs (D) and (E) of this section, except trust funds that include as participants individual retirement accounts or H.R. 10 plans;

[_]            (G) Any business development company as defined in
               Section 202(a)(22) of the Investment Advisers Act of 1940 (the "Investment Advisers Act");

[_] (H) Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

                         (I) any investment adviser registered under the
               Investment Advisers Act.

     (ii) Any dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, provided that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

     (iii) Any dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

     (iv) Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. Family of investment companies means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided that, for purposes of this paragraph:

                     (A) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

                     (B) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company's adviser (or depositor) is a majority-owned subsidiary of the other investment company's adviser (or depositor);

     (v) Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and

     (vi) Any bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in
          Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of the Custodial Receipt in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale for a foreign bank or savings and loan association or equivalent institution.

B. The undersigned is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A(d)(2) of the Securities Act in connection with the transfer to the undersigned contemplated by this certificate.

C. The transferor or the undersigned has received from the Agent, if so requested, at or prior to the time of sale, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act.

D. If the undersigned sells the Retained Interest at our option, the undersigned will obtain from any institutional investor that purchases the Retained Interest from the undersigned a certificate containing the same representations, warranties and agreements contained in the foregoing paragraphs A through C and this paragraph D.

                                     [Transferee]

                                     By

                                     Name

                                     Title

                                     [Note: must be Chief Financial Officer or other Executive Officer]